## #KARUIZAWA

# KARUIZAWA ‘AQUA OF LIFE’ WHISKY (50 YEAR OLD)

THIS INITIAL OFFERING IS COMING SOON!



## CURRENT VALUE: $65,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

# #KARUIZAWA

KARUIZAWA 'AQUA OF LIFE' WHISKY (50 YEAR OLD)

C.O.A. SPECS

**FINANCIALS**

| | |
|---|---|
| Initial Offering Share Price | $5.00 |
| Number of Shares | 13,000 |
| Initial Offering Market Cap. | $65,000 |
| Storage Location | Cult Wines, LCB Melksham |

## ASSET SPECIFICATIONS

| | |
|---|---|
| Alcohol | Whisky |
| Type | Single Malt |
| Country | Japan |
| Bottle Size | 700 ml |
| Distillery | Karuizawa |
| Aged | 50 Years |
| Cask | Sherry Cask |
| Rarity | 1 of 347 |
| Alcohol Strength | 59.2% |

## DESCRIPTION OF SERIES 50 YEAR OLD KARUIZAWA WHISKY

### Investment Overview

- Upon completion of the Series #KARUIZAWA Offering, Series #KARUIZAWA will purchase a 50 Year Old Karuizawa Aqua of Life Single Malt Whisky for Series #KARUIZAWA (The "50 Year Old Karuizawa Whisky" or the "Underlying Asset" with respect to Series #KARUIZAWA, as applicable), the specifications of which are set forth below.
- In 1956, the Japanese wine and spirits producer Daikoka Budoshu expanded their winery in the town of Karuizawa. It was built specifically to produce a single malt for the company's blends and was bottled under the name "Ocean."
- Karuizawa has become one of Japan's most popular whisky brands, but only after the distillery was shut down in 2001, making the brand not only popular but incredibly rare.
- The Underlying Asset is a 50 Year Old Karuizawa Aqua of Life Single Malt Whisky.

### Asset Description

*Overview & Authentication*

- In 1934, Daikoku Budoshu, an emerging Japanese wine company, built a winery near Karuizawa, a spa town that became a very popular tourist destination for Japanese and International travelers alike.
- In 1956, Daikoku Budoshu expanded their Karuizawa winery by building a distillery. The distillery bottled a single malt whisky under the name "Ocean."
- In 1962, Daikoku Budoshu merged with the Mercian Wine Company, known for authentic Japanese Wine.
- In 1977, The Karuizawa distillery went from being referred to as Karuizawa Factory to being named Ocean Karuizawa Distillery, and it expanded to produce single malt whiskeys, as well as blends.
- During the 1980s and 1990s Karuizawa began garnering interest among Japanese whisky drinkers as a single malt but did not receive international attention.
- As a result of the struggling Japanese economy in the late 1990's, the Karuizawa distillery was officially closed in 2001.
- By 2006, Mercian was purchased by Japanese brewer Kirin. Kirin was only interested in the Mercian wine business.
- In 2007, Marcin Miller and David Croll, co-founders of Number One Drinks Company, a specialist importer of Japanese whisky, were able to purchase the 350 remaining Karuizawa casks from Kirin Holdings and began bottling and importing them to Europe.
- In 2016, Karuizawa distillery was razed to the ground, putting to rest any notions of a possible comeback for the brand.
- In 2015, Japanese distillery Shizuoka acquired three of Karuizawa's stills, one operational, in order to sell a new whisky with much of the characteristics of Karuizawa's blends. A year later they begin production with the salvaged equipment.
- The 50 Year Old Karuizawa Aqua of Life Single Malt Whisky leans on ancient Japanese theories, combining "Uisge Beathe" (water of life) with the circle of life concept represented by Tai Chi Yin-Yang theory.

*Notable Features*

- The Underlying Asset is a 50 Year Old Karuizawa Aqua of Life Single Malt Whisky.
- The Underlying Asset is one of 347 bottles.
- The Underlying Asset was aged 50 years in a Sherry Cask.

*Notable Defects*

- The Underlying Asset exhibits wear consistent with its age.

**Details**

| Series 50 Year Old Karuizawa Whisky | |
|---|---|
| **Alcohol** | Whisky |
| **Type** | Single Malt |
| **Country** | Japan |
| **Region** | Karuizawa |
| **Bottle Size** | 700 ml |
| **Distillery** | Karuizawa |
| **Aged** | 50 Years |
| **Alcohol Strength** | 59.2% |
| **Cask** | Sherry Cask |

**Depreciation**

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 50 Year Old Karuizawa Whisky going forward.

#KARUIZAWA | $65K

# COMPARABLE ASSET VALUE

ASSET VALUE

**+26.4%**

TRANSACTIONS

**7**

*"Whisky expressions from the Karuizawa distillery are among the most sought-after bottlings of Japanese whisky."*

Forbes

**FORBES**

September 2021

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#KARUIZAWA

# KARUIZAWA 'AQUA OF LIFE' WHISKY (50 YEAR OLD)

Though known today as the gold standard of Japanese whisky, it wasn't until after Karuizawa Distillery closed its doors in 2001 that the brand earned international esteem. A foreign distributor began exporting Karuizawa's diminishing supply to Europe in 2007, soon emerging as a phenomenon among rare whisky enthusiasts. #KARUIZAWA is a 50 Year Old Bottle of Karuizawa's 'Aqua of Life' Single Malt Whisky. One of just 347 bottles from the 1969 vintage, #KARUIZAWA comes from one of the lauded distillery's rarest series.

BROWSE ALL DETAILS ›


30
YEARS
KARUIZAWA VINTAGE

#KARUIZAWA | *Visuals*

'Aqua of Life' Whisky takes its name from the ancient concept of Yin Yang.

LAUNCH GALLERY ›

## #KARUIZAWA | *Timeline*

*Jan. 1934* — Daikoku Budoshu, an emerging Japanese wine company, constructs a winery near Karuizawa, a popular tourist destination.

*Feb. 1956* — The Karuizawa winery is expanded to include a distillery, bottling single malt whisky under the name "Ocean."

*Jan. 1962* — Daikoku Budoshu merges with the Mercian Wine Company, known for authentic Japanese Wine.

*Jan. 1977* — Karuizawa Factory becomes Ocean Karuizawa Distillery and expands to both single malt whisky and blends.